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                                                                   Exhibit 23.4

                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the use of our report dated March 10, 2000, with respect to the financial statements of Grey Wolf Exploration Inc. for the year ended
December 31, 1999, included in the Registration Statement Form S-1 of Abraxas Petroleum Corporation for the registration of $184,000,000 11 1/2% Secured Notes due 2007, Series A Guarantees, and 5,633,291 shares of its common stock.



Calgary, Canada                              /s/ Ernst & Young LLP
February 7, 2003                             ---------------------
                                             Chartered Accountants